Exhibit 10.16

English Translation

Housing Lease Contract

Party A (Lessor): Fujian Focus Media Co., Ltd.

Party B (lessee): Pingtan Comprehensive Experimental Area E Home Service Co., Ltd.

According to the provisions of the “Contract Law of the People’s Republic of China” and related laws and regulations, on the basis of equality and voluntariness, both parties reached an agreement on matters related to the rental of houses on the basis of consultation between the two parties as follows:

Article 1 Tenancy of houses

1.1	Party A agrees to lease the Shoushan Waterfall Valley Scenic Area and some leisure villas in Lingtou Village, Shoushan Township, Jinan District, Fuzhou City to Party B for operation.

The lease is in two parts:

The first is the Shoushan Waterfall Valley Scenic Area in Fuzhou. The area of the scenic spot is: South to the South archway, North to the dam and North gate built by Party B, East to the ecological forest of Hongmu Village, and West to the highway.

The second is 1-7 leisure villas.

1.2	Party A guarantees legal ownership or right to lease of the leased house. Party A guarantees that at the time of signing this contract, there will be no disputes over the ownership of the leased house and there is no guarantee, mortgage or other security interests.

1.3	Party A guarantees the use of the leased house to allow Party B or its sub-tenants to engage in lawful business, retail sales and other business activities.

Article 2 Term of Lease

2.1	The term of the lease is 20 years, starting on 1 January 2018 and ending on 31 December 2037.

2.2	Upon expiration of the lease, Party B shall have the priority to renew under the same conditions and the parties may renew the lease contract accordingly.

Article 3 Rent, Performance Deposit, Water, Electricity and Payment Methods

3.1	Rental and Performance Deposit

The annual user fee for the Shoushan Waterfall Valley Scenic Area in Fuzhou is RMB 750,000, and the total fee for 20 years is RMB 15 million.

The rent of 1-7 leisure villas is as follows:

From January 1, 2018 to December 31, 2022, the rent is RMB 175,000 per month, and the annual rent is RMB 2.1 million; Total: RMB 10.50 million.

From January 1, 2023 to December 31, 2027, the rent is RMB 192,500 per month, and the annual rent is RMB 2.31 million; Total: RMB 11.55 million.

From January 1, 2028 to December 31, 2032, the rent is RMB 211,750 per month, and the annual rent is RMB 2.5410 million; Total: RMB 12.705 million.

From January 1, 2033 to December 31, 2037, the rent is RMB232,925 per month, and the annual rent is RMB2.7951 million; Total: RMB 13.9755 million.

The performance deposit is RMB 2.5 million. Within five working days after the signing of the contract, the lessee will pay the lessor such deposit in one lump sum. If the lessee has no breach of contract, the lessor will return the deposit to the lessee upon the expiration of the lease. During the period of the lease, the lessee shall not use the performance deposit to deduct the rent of the house and other expenses to be borne by the lessee as agreed in this contract.

3.2	The water and electricity charges shall be borne by Party A.

3.3	Method of Payment

The 20-year user fee for the Shoushan Waterfall Valley Scenic Area in Fuzhou is RMB15 million, and the lessee shall make the payment fully within five working days after signing the contract.

The rent of 1-7 leisure villas will be paid once in five years, and the rent will be paid for the period of January 1, 2018 to December 31, 2022 in the fourth quarter of 2017; Payment of rent for the period from January 1, 2023 to December 31, 2027 in the fourth quarter of 2022; Payment of rent for the period from January 1, 2028 to December 31, 2032 in the fourth quarter of 2027; In the fourth quarter of 2032, rent shall be paid for the period from January 1, 2033 to December 31, 2037.

Article 4 Delivery and Management of Tenancies

4.1	Party A shall provide Party B with normal water supply, power supply and drainage system upon delivery.

4.2	Party B shall entrust Party A to operate the leisure vacation villa during low seasons. Party A shall transfer the remaining balance after deducting 30% service fee from the rental income to Party B’s account on the 10th of each month.

Article 5 Rights and obligations of both parties

(1) The rights and obligations of Party A

5.1	During the lease period, Party A shall ensure that the leased properties, premises and ancillary facilities are in a suitable and safe condition and under normal conditions of use. Problems with the main structure of the leased house (such as frame, wall deformation and cracking, roof, wall seepage, etc.) and daily maintenance shall be handled by Party A.

5.2	Party A shall complete the maintenance within 3 days from the date of receiving Party B’s notice of maintenance. Otherwise, Party B may perform the maintenance on its behalf. Party A shall bear the cost.

5.3	During the term of the lease, Party A shall give Party B three months’ written notice of the assignment of ownership of the leased house. After the transfer of property rights, the assignee shall continue to undertake Party A’s obligations and enjoy rights as stipulated in this contract.

(2) The rights and obligations of Party B

5.4	Party B shall have the right to decorate or renovate the leased house in accordance with the business needs and without destroying the main structure of the building.

5.5	During the lease period, if part or all of the rented houses are demolished or reformed due to government planning or other reasons, Party B shall have the right to terminate the contract. Party A shall make compensation according to Party B’s investment, damage and relevant regulations. Both parties settle the rent according to the actual period of use.

5.6	After the termination of this contract, Party B shall have the right to remove Party B’s commodities, equipment and facilities invested by Party B.

Article 6 Termination of contracts

(1) Party A may terminate the contract and take back the leased house if Party B does any of the following:

6.1	Changing the main structure of the house without the written consent of Party A and causing serious damage to the building;

6.2	Using rented houses for illegal activities.

(2) Party B may terminate the contract unilaterally if Party A:

6.3	fails to deliver the leased house as agreed under this contract and the delay exceeds 30 days;

6.4	fails to perform the maintenance obligations as stipulated in this contract or there are defects such as the safety of the house, which make it impossible for Party B to use it normally;

6.5	Party B is unable to operate its normal business because of Party A.

(3) If Party B is unable to conduct normal business as a result of losses under this contract, it shall notify Party A in writing three months before it terminates this contract and shall not be liable for breach of contract.

Article 7 Liability for breach of contract

7.1	Party A shall indemnify Party B for all losses incurred in case this contract is invalidated due to defects in the ownership of the house.

7.2	During the lease period, if one of the circumstances stipulated under Article 6(1) occurs, Party A shall have the right to terminate the contract, and Party B shall pay Party A penalty for breach of contract equal to 20% of the total rental cost of the contract. During the lease period, if one of the circumstances stipulated under Article 6(2) occurs, Party B has the right to terminate the contract. Party A shall pay Party B penalty for breach of contract equal to 20% of the total rental cost of the contract.

7.3	During the lease period, if Party B’s delay to pay the rent form more than 60 days without proper reason, Party A shall have the right to terminate the contract after Party A requests payment within a reasonable period of time.

7.4	During the lease period, if the leased house cannot be used due to natural disasters caused by force majeure, this contract may be terminated. None of the parties shall not be liable to each other, and the rent shall be calculated according to the actual use time of Party B.

7.5	Party A shall complete the maintenance of the leased house and its ancillary facilities (including water supply, power supply, drainage, fire protection), and shall not occupy the property during Party B’s business hours (except in case of emergency).

Article 8 Other matters

8.1	If a dispute arises in the course of the performance of this contract, the two parties may settle the dispute through consultation. If the parties fail to solve the dispute through consultation, either party may sue the other party at the People’s Court.

8.2	This contract shall enter into force on the date of signature by both parties A and B in duplicate and each party shall hold one copy.

Party A(signature):	Party B(signature):

Signature date: December 22, 2017	Signature date: December 22, 2017

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